SERVISFIRST BANCSHARES, INC.

Announces Record Third Quarter 2013

Birmingham, Ala. – (PR Newswire) – October 21, 2013 – ServisFirst Bancshares, Inc. today announces record earnings for the quarter and nine months ended September 30, 2013.

Third Quarter 2013 Highlights:

▪	Third quarter record net income of $10.7 million, a 16.4% increase year over year
▪	Diluted earnings per share of $4.10 for the nine months, a 9.6% increase year over year
▪	Continued strong asset quality as reflected by non-performing assets to total assets of 0.70%
▪	Book value was $33.40 at quarter end
▪	Total assets were $3.4 billion at the end of the third quarter

Bud Foshee, CFO, stated “We are pleased to report record quarterly earnings that make this the fifteenth consecutive quarter of record earnings.” Tom Broughton, President and CEO, said “We are pleased with our continued strong loan and deposit growth of 26.4% and 21.2%, respectively, year over year.”

ABOUT SERVISFIRST:

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Pensacola, Florida and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc. are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Bud Foshee (205) 949-0307

BFoshee@servisfirstbank.com

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except shares and per share data)

	Three Months Ended
	September 30,		June 30,
	2013	2012	2013
Total interest income	$32,499	$27,743	$30,692
Total interest expense	3,534	3,695	3,211
Net interest income before provision for loan losses	28,965	24,048	27,481
Provision for loan losses	3,034	1,185	3,334
Net interest income after provision for loan losses	25,931	22,863	24,147
Total noninterest income	2,269	2,360	2,573

Salaries and employee benefits	7,048	5,697	7,056
Other noninterest expense	5,019	5,574	5,316
Total noninterest expense	12,067	11,271	12,372
Income before taxes	16,133	13,952	14,348
Income taxes	5,321	4,650	4,662
Net income	10,812	9,302	9,686
Preferred stock dividends	100	100	100
Net income available to common stockholders	$10,712	$9,202	$9,586

Basic earnings per common share	$1.53	$1.53	$1.38
Diluted earnings per common share	$1.46	$1.35	$1.33
Average basic common shares	7,019,069	6,005,242	6,944,900
Average diluted common shares	7,277,105	6,947,429	7,218,442

	Nine Months Ended September 30,
	2013	2012
Total interest income	$92,356	$79,968
Total interest expense	10,009	11,277
Net interest income before provision for loan losses	82,347	68,691
Provision for loan losses	10,652	6,651
Net interest income after provision for loan losses	71,695	62,040
Total noninterest income	7,639	7,057

Salaries and employee benefits	19,783	16,110
Other noninterest expense	15,408	14,087
Total noninterest expense	35,191	30,197
Income before taxes	44,143	38,900
Income taxes	14,394	13,011
Net income	29,749	25,889
Preferred stock dividends	300	300
Net income available to common stockholders	$29,449	$25,589

Basic earnings per common share	$4.35	$4.28
Diluted earnings per common share	$4.10	$3.75
Average basic common shares	6,768,678	5,977,590
Average diluted common shares	7,191,419	6,931,678

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2013	September 30, 2012	December 31, 2012
ASSETS
Cash and due from banks	$257,490	$244,673	$177,450
Investment securities	289,515	257,373	259,848
Restricted equity securities	3,738	3,941	3,941
Federal funds sold and other investments	7,923	10,672	3,291
Mortgage loans held for sale	11,592	28,558	25,826
Loans	2,731,973	2,161,130	2,363,182
Reserve for loan losses	(28,927)	(24,604)	(26,258)
Net loans	2,703,046	2,136,526	2,336,924
Foreclosed real estate	14,070	9,641	9,685
Bank owned life insurance contracts	68,460	41,551	57,014
Other assets	40,129	30,299	32,335
Total assets	$3,395,963	$2,763,234	$2,906,314

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing	$635,153	$512,962	$545,174
Interest-bearing	2,284,064	1,896,559	1,966,398
Total deposits	2,919,217	2,409,521	2,511,572
Federal funds purchased	170,090	91,317	117,065
Borrowings	19,932	30,514	34,967
Interest payable	4,553	867	942
Other liabilities	6,061	6,009	8,511
Total liabilities	3,119,853	2,538,228	2,673,057

Stockholders' equity	276,110	225,006	233,257
Total liabilities and stockholders' equity	$3,395,963	$2,763,234	$2,906,314

SERVISFIRST BANCSHARES, INC.

Key Ratios

	Three Months Ended
	September 30,		June 30,
	2013	2012	2013
Return on average assets	1.29%	1.38%	1.29%
Return on average common equity	15.75%	16.64%	14.65%
Net interest margin (fully taxable-equivalent)	3.71%	3.82%	3.93%
Efficiency ratio	38.63%	42.68%	41.17%

	Nine Months Ended September 30,
	2013	2012
Return on average assets	1.30%	1.34%
Return on average common equity	15.47%	16.22%
Net interest margin (fully taxable-equivalent)	3.84%	3.81%
Efficiency ratio	39.11%	39.87%

	September 30,		June 30,
	2013	2012	2013
Book value per common share	$33.40	$30.81	$32.29
Tangible book value per common share	$33.40	$30.81	$32.29
% of reserve for loan losses to total loans	1.06%	1.14%	1.11%
Nonperforming assets to total loans
plus foreclosed real estate	0.86%	1.05%	0.93%
Nonperforming assets to total assets	0.70%	0.83%	0.77%